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                                    Exhibit 1

                             AGREEMENT TO FILE JOINT
                           STATEMENTS ON SCHEDULE 13D


        THIS AGREEMENT is entered into as of the 1st day of April, 1999 by and among Sea Fair Partners, L.P., a California limited partnership ("Sea Fair"); Sand and Sea Partners, L.P., a California limited partnership ("Sand and Sea"); and J. Christopher Lewis, a United States citizen ("Lewis"), and replaces in its entirety any prior Agreement or Agreements to File Joint Statements on Schedule 13D by and among Sea Fair, Sea and Sand, and Lewis.

                               W I T N E S S E T H

        WHEREAS, Sea Fair, Sand and Sea and Lewis may be deemed to have held or to hold beneficial ownership, individually and/or in the aggregate, of more than five percent of the shares of the Common Stock of California Beach Restaurants, Inc., a California corporation (the "Common Stock"), as of March 30, 1999;

        WHEREAS, the Common Stock has been registered by California Beach Restaurants, Inc. under Section 12(g) of the Securities Exchange Act of 1934 (the "Act");

        WHEREAS, pursuant to Rule 13d-2 under the Act, if a material change occurs in the facts set forth in the Schedule 13D required by Rule 13d-1 under the Act, the person or persons who were required to file the statement shall promptly file with the Securities and Exchange Commission an amendment disclosing that change; and

        WHEREAS, Rule 13d-1(k) under the Act provides that, whenever two or more persons are required to file a statement on Schedule 13D with respect to the same securities, only one such statement need be filed, provided such persons agree in writing that such statement is filed on behalf of each of them.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

        Each of Sea Fair, Sand and Sea and Lewis hereby agrees, in accordance with Rule 13d-1(k) under the Act, to file jointly any and all statements and amended statements on Schedule 13D (the "Statements") which may now or hereafter be required to be filed by them with respect to the Common Stock beneficially owned or deemed to be beneficially owned by each of them pursuant to Sections 13(d) and 13(g) of the Act and the rules thereunder.



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        Each of Sea Fair, Sand and Sea and Lewis hereby agrees that such
Statements shall be filed jointly on behalf of each of them and that a copy of this Agreement shall be filed as an exhibit thereto in accordance with Rule 13d-1(k)(iii) under the Act.

        Each of Sea Fair, Sand and Sea and Lewis agrees that neither this Agreement nor the filing of any Statements shall be construed to be an admission that any of Sea Fair, Sand and Sea and Lewis is a member of a "group" pursuant to Sections 13(d) and 13(g) of the Act and the rules thereunder.

        IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be signed on their behalf by their duly authorized representatives as of the date first above written.






J. Christopher Lewis
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J. Christopher Lewis, General Partner
Sea Fair Partners, L.P.



J. Christopher Lewis
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J. Christopher Lewis, General Partner
Sand and Sea Partners, L.P.



J. Christopher Lewis
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J. Christopher Lewis